Exhibit 99.1

XO Group Inc. Announces the Transition of Two Co-Founders

David Liu to remain Chairman of the Board of Directors; Carley Roney to be Brand Ambassador

NEW YORK, NY/December 16, 2014 -- XO Group Inc. (NYSE: XOXO, www.xogroupinc.com), the premier consumer internet and media company devoted to weddings, pregnancy, and everything in between, today announced that two of its co-founders, the husband and wife team of David Liu and Carley Roney, are completing the executive transition that they began nearly two years ago and are handing off their day-to-day management roles. Mike Steib, who joined the company 18 months ago, remains President and CEO.

“Over the last 18 years, Carley and I have been dedicated to building XO Group into the leading multi-platform life stage company, creating lasting and powerful consumer brands." said David Liu, Co-Founder of XO Group and Chairman of the Board. "Two years ago, The Board and I began to execute on a thoughtful, public, and methodical plan to implement a seamless executive transition, and today marks the final step. This past year, Mike and the talented leadership team at XO have laid the foundation for XO’s digital marketplace transformation, invested in its infrastructure and talent, significantly increased content output, and released eight new apps. Under Mike’s continued leadership, supported by Carley's brand ambassadorship, I expect XO Group will build the definitive digital marketplace that transforms the wedding industry.”

“It’s been a great opportunity to work closely with David and Carley during this transition, and I’m honored to carry the company forward and realize their dreams for XO Group,” stated Steib. “We have beloved brands, a successful business, and I’m confident in our team’s ability to serve our audience as a successful content-driven digital marketplace.”

Liu will remain an advisor to the company as the Chairman of the Board of Directors. Roney will transition from her duties as Chief Content Officer to be Brand Ambassador for The Knot, The Nest, and The Bump.

"I'm so lucky to have such a talented and passionate team at XO to take over the day to day of making rich content and delightful experiences for our communities," said Roney. "I'm thrilled to be focusing my energy on evangelizing our brands and mission."

About XO Group Inc.
XO Group Inc. (NYSE: XOXO; http://www.xogroupinc.com) is the premier consumer internet and media company devoted to weddings, pregnancy, and everything in between, providing young couples with the trusted information, products and advice they need to guide them through the most transformative events of their lives. Our family of premium brands began with the #1 wedding brand, The Knot, and has grown to include The Nest and The Bump. XO Group is recognized by the industry for being innovative in media - from the web to mobile, magazines, books and video. XO Group has leveraged its customer loyalty into successful businesses in online sponsorship and advertising, registry services, e-commerce and publishing. The company is publicly listed on the New York Stock Exchange (XOXO) and is headquartered in New York City.

Forward Looking Statements
This release may contain projections or other forward-looking statements regarding future events or our future financial performance. These statements are only predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we will not necessarily inform you if they do or update this release. Please refer to documents we file from time to time with the Securities and Exchange Commission for a discussion of the risks and other factors that could cause actual results to differ materially from the forward-looking statements contained herein. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.